                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the D.R. Horton, Inc. Current Report on Form 8-K/A (Amendment No. 1), dated as of February 21, 2002, of our report dated June 27, 2001 for Schuler Homes, Inc., our report dated May 16, 2001 for Schuler Residential, Inc. and our report dated April 30, 2001 for Western Pacific Housing, each included in Schuler Homes, Inc.'s Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

Los Angeles, California
March 22, 2002